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                                                                    Exhibit 3.3


                             CERTIFICATE OF INCORPORATION
                                          OF
                         BALL AEROSPACE & TECHNOLOGIES CORP.


     Ball Aerospace & Technologies Corp., a corporation organized and existing under Delaware law (the "Corporation"), certifies that this Certificate of Incorporation was duly adopted in accordance with the General Corporation Law of Delaware.

1.   NAME.  The name of the Corporation is Ball Aerospace & Technologies Corp.

2. REGISTERED OFFICE AND AGENT. The address of the Corporation's registered office is 1209 Orange Street in Wilmington, New Castle County,
     Delaware 19801. The name of the Corporation's registered agent is The Corporation Trust Company.

3. BUSINESS PURPOSES. The Corporation's purpose is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. CAPITAL STOCK. The total number of shares of stock which the Corporation shall have authority to issue is Forty Million shares of Common Stock, with a par value of one cent per share and Forty Million shares of Preferred Stock, with a par value of one cent per share. The Board of Directors is expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by the General Corporation Law of the State of Delaware, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices;
     (ii) entitled to receive dividends (which may be cumulative or noncumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange

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     and with such adjustments, all as may be stated in such resolution or resolutions.

5. MANAGEMENT. The Corporation shall be managed by the Board of Directors, which shall exercise all powers conferred under the laws of the State of Delaware. The Board shall consist of not less than one and no more than 15 directors. The initial Board of Directors shall consist of the following sole member, who shall serve until the first annual meeting of shareholders and until his successor is elected and qualified.

               Director                      Address
               --------                      -------
               George A. Sissel              345 South High Street
                                             Muncie, IN  47307

Upon the occurrence of any vacancies in the Board, otherwise than by expiration of a term of office, a successor shall be elected by a majority of the directors then in office.

6. AMEND OR REPEAL OF BYLAWS. The Board shall have the power to adopt, amend, alter or repeal the Corporation's Bylaws as provided in the Bylaws.

7.   INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES.

     (a) The Corporation shall indemnify each person who is or was a director, officer or employee of the Corporation, or of any other corporation, partnership, joint venture, trust or other enterprise which he is serving or served in any capacity at the request of the Corporation, against any and all liability and reasonable expense that may be incurred by him in connection with or resulting from any claim, actions, suit or proceeding. (whether actual or threatened, brought by or in the right of the corporation or such other corporation, partnership, joint venture, trust or other enterprise, or otherwise, civil, criminal, administrative, investigative, or in connection with an appeal relating thereto), in which he may become involved, as a party or otherwise, by reason of his being or having been a director, officer or employee of the Corporation or of such other corporation, partnership, joint venture, trust or other enterprise or by reason of any past or future action taken or not taken in his capacity as such director, officer or employee, whether or not he continues to be such at the time such liability or expense is incurred, provided that such person acted in good faith and in a manner he reasonably believed to be in the best interests of the Corporation or such other corporation, partnership, joint venture, trust or other enterprise, as the case may be, and, in addition, in any criminal action

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          or proceedings, had no reasonable cause to believe that
          his conduct was unlawful. Notwithstanding the foregoing, there shall be no indemnification (a) as to amounts paid or payable to the Corporation or such other corporation, partnership, joint venture, trust or other enterprise, as the case may be, for or based upon the director, officer or employee having gained in fact any personal profit or advantage to which he was not legally entitled; (b) as to amounts paid or payable to the Corporation for an accounting or profits in fact made from the purchase or sale of securities of the corporation within the meaning of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provision of any state statutory law; or (c) with respect to matters to which indemnification would be in contravention of the laws of the State of Delaware or of the United States of America whether as a matter of public policy or pursuant to statutory provisions.

     (b) Any such director, officer or employee who has been wholly successful, on the merits or otherwise, with respect to any claim, action, suit or proceeding of the character described herein shall be entitled to indemnification as of right except to the extent he has otherwise been indemnified. Except as provided in the preceding sentence, any indemnification hereunder shall be granted by the Corporation, but only if (a) the Board of Directors, acting by a quorum consisting of directors who are not parties to or who have been wholly successful with respect to such claim, action, suit or proceeding, shall find that the director, officer or employee has met the applicable standards of conduct set forth in paragraph a of this
          Section 7; or (b) outside legal counsel engaged by the Corporation (who may be regular counsel of the Corporation) shall deliver to the corporation its written opinion that such director, officer or employee has met such applicable standards of conduct; or (c) a court of competent jurisdiction has determined that such director, officer or employee has met such standards, in an action brought either by the Corporation, or by the director, officer or employee seeking indemnification, applying DE NOVO such applicable standards of conduct. The termination of any claim, action, suit or proceeding, civil or criminal, by judgment, settlement (whether with or without court approval) or conviction or upon plea of guilty or of NOLO CONTENDERE, or its equivalent, shall not create a presumption that a director, officer or employee did not meet the applicable standards of conduct set forth in paragraph A of this
          Section 7.

     (c) As used in this Section 7, the term "liability" shall mean amounts paid in settlement or in satisfaction of judgments or fines or penalties, and

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          the term "expense" shall include, but shall not be
          limited to, attorneys' fees and disbursements, incurred in connection with the claim, action, suit or proceeding. The Corporation may advance expenses to, or where appropriate may at its option and expense undertake the defense of, any such director, officer or employee upon receipt of an undertaking by or on behalf of such person to repay such expenses if it should ultimately be determined that the person is not entitled to indemnification under this Section 7.

     (d) The provisions of this Section 7 shall be applicable to claims, actions, suits or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after the adoption hereof. If several claims, issues or matters of action are involved, any such director, officer or employee may be entitled to indemnification as to some matters even though he is not so entitled as to others. The rights of indemnification provided hereunder shall be in addition to any rights to which any director, officer or employee concerned may otherwise be entitled by contract or as a matter of law, and shall inure to the benefit of the heirs, executors and administrators of any such director, officer or employee.

8. MEETINGS AND BOOKS. Meeting of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to Delaware statute) outside the State of Delaware at such place or places or may be denigrated from time to time by the Board of Directors or in the Bylaws of the Corporation.

     IN WITNESS WHEREOF, I have signed this Certificate of Incorporation this 20 day of July 1995.

                                        /s/ Hillary Earnest Johnson
                                        --------------------------------
                                        Hillary Earnest Johnson
                                        Sole Incorporator
                                        P.O. Box 1235
                                        Broomfield, CO  80038-1235

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                               CERTIFICATE OF AMENDMENT

                                          OF

                            *CERTIFICATE OF INCORPORATION


     Ball Aerospace and Technologies Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the *Certificate of Incorporation of said corporation:

     RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Fourth Article thereof so that, as amended, said Article shall be and read as follows:

     4. Capital Stock. The total number of shares of stock which the Corporation shall have authority to issue is Ten Thousand shares of Common Stock, with a par value of one cent per share.




(*If the corporation has filed a Restated Certificate of Incorporation, insert the word "Restated" before the words "Certificate of Incorporation.")

(**If by written consent without a meeting, substitute the following in the above paragraph: "by the unanimous written consent of its members, filed with the minutes of the Board")

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     SECOND:  That in lieu of a meeting and vote of stockholders, the stockholders have given *unanimous* written consent to said amendment in accordance with the provisions of Sections 228 of the General Corporation Law of the State of Delaware.**

     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.***







(*Omit if not by unanimous written consent)

(**If written consent is not unanimous include the following "and written notice of the adoption of the amendment has been given as provided in Section 228 of the general Corporation Law of the State of Delaware to every stockholder entitled to such notice.")

(***The statute provides that any instrument filed is effective upon its filing date. Any instrument may provide that it is not to become effective until a specified time subsequent to the time it is filed, but not later than the 90th day after the date of its filing. If it is desired to have such a provision, state: "That this Certificate of Amendment of the (Note: insert the word "Restated" here if the corporation had adopted a Restated Certificate of Incorporation) Certificate of Incorporation shall be effective on ____________________.)

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     IN WITNESS WHEREOF, said Ball Aerospace & Technologies Corp. has caused this certificate to be signed by Donald C. Lewis, its secretary, this 6th day of September, 1995.

                              /s/ Donald C. Lewis
                              ---------------------------------

                              By   Secretary
                                 ------------------------------
                                        (Title)







* Any authorized officer or the Chairman or Vice Chairman of the Board of Directors may execute this certificate.

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                         Ball Aerospace & Technologies Corp.
                     Minutes of Action of the Board of Directors
                                          by
                              Unanimous Written Consent
                         in Lieu of an Organizational Meeting


     The undersigned, being all of the directors of Ball Aerospace & Technologies Corp., a Delaware corporation, hereby adopt the following resolutions by unanimous consent pursuant to the provisions of Section 8-108 of the Delaware General Corporation Law, as amended, as if such action had been taken at a meeting of the Board of Directors of the Corporation duly called and held on August 31, 1995.

     RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Fourth Article thereof so that, as amended, the Article shall be read as follows:

4. CAPITAL STOCK. The total number of shares of stock which the Corporation shall have authority to issue is Ten Thousand shares of Common Stock, with a par value of one cent per share.

     BE IT FURTHER RESOLVED, that a special meeting of the stockholders of the Corporation be duly called and held upon written Waiver of Notice signed by all stockholders to also approve this amendment.



Date:  August 31, 1995             /s/ George A. Sissel
                                   --------------------------------
                                   George A. Sissel


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                         Ball Aerospace & Technologies Corp.
                        Minutes of Action of the Shareholders
                                          by
                              Unanimous Written Consent


     The undersigned, being all the shareholders of Ball Aerospace & Technologies Corp., a Delaware corporation, hereby adopt the following resolutions by unanimous consent pursuant to the Delaware General Corporation Law, as amended, as if such action had been taken at a meeting of the shareholders of the Corporation duly called and held on September 1, 1995.

          RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Fourth Article thereof so that, as amended, the Article shall be read as follows:

     4. CAPITAL STOCK. The total number of shares of stock which the Corporation shall have authority to issue is Ten Thousand shares of Common Stock, with a par value of one cent per share.

Date:  September 1, 1995           Ball Corporation, the sole shareholder

                                   By:/s/ George A. Sissel
                                      -----------------------------------
                                      George A. Sissel
                                      President, Chief Executive Officer

Notice with respect to the above action and meeting is hereby waived by all of the shareholders.

                                   Ball Corporation, the sole shareholder


                                   By:/s/ George A. Sissel
                                      -----------------------------------
                                         George A. Sissel
                                         President, Chief Executive Officer

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